Exhibit 99.1

FOR IMMEDIATE RELEASE

Supreme Awarded U.S. State Department Contract

for Armored Vehicles

GOSHEN, IN—October 8, 2007—Supreme Industries, Inc. (AMEX: STS), a leading manufacturer of specialized commercial vehicles, including truck bodies, shuttle buses, armored vehicles, and luxury motorcoaches, today announced that its wholly owned subsidiary, Supreme Corporation of Texas (“Supreme Texas”), has been awarded a contract by the U.S. State Department to manufacture armored vehicles. The initial order is for $500,000, with a total contract potential of up to $100 million over a five-year period conditioned on receipt by Supreme Texas of future purchase orders (which are not guaranteed).

If fully implemented, the contract could result in sales of up to 800 armored secure vehicles. The vehicles’ OEM appearance and heavy armor allow for discreet and secure transportation to and from U.S. Embassies and other government offices around the world. Deliveries, scheduled to commence in March 2008, could extend through 2013.

President and Chief Operating Officer Robert W. Wilson commented: “Supreme Texas began building armored vehicles specifically for the cash-in-transit industry in 1997 and has since become one of the largest U.S. manufacturers of armored vehicles. The addition of specialty, highly armored units was a natural extension of this product line. Moreover, this market segment aligns well with Supreme’s long-term strategy of providing customers with vehicles containing more value-added components.”

The vehicles will be manufactured at Supreme Texas’ Cleburne, Texas, facility, which specializes in building armored vehicles, including the VANGUARD™ Executive/Diplomat Armored Suburban and other tactical and Homeland Security products. Wilson added: “This contract allows us to expand the usage of our proprietary expertise and infrastructure that is currently being deployed in other applications.”

Supreme is one of a select few, federally approved, armored vehicle suppliers that can sell directly to the U.S. government. Supreme Texas was awarded this contract after a rigorous bid process and after receiving all required Department of State security clearances.

About Supreme

Supreme Industries, Inc. (STS), is a nationwide manufacturer of specialized truck bodies produced to the specifications of its customers. Supreme also manufactures the StarTrans® line of special-purpose “shuttle-type” buses. The Company’s transportation equipment products are used by a wide variety of industrial, commercial, law enforcement, and Homeland Security customers.

Supreme Industries, Inc.

2581 East Kercher Road • PO Box 463 • Goshen, IN 46527

This report contains forward-looking statements (within the meaning of the Private Securities Litigation Reform Act of 1995), other than historical facts, which reflect the view of the Company’s management with respect to future events. When used in this report, words such as “believe,” “expect,” “anticipate,” “estimate,” “intend,” and similar expressions, as they relate to the Company or its plans or operations, identify forward-looking statements. Such forward-looking statements are based on assumptions made by and information currently available to the Company’s management. Although management believes that the expectations reflected in such forward-looking statements are reasonable, it can give no assurance that such expectations are reasonable, and it can give no assurance that such expectations will prove to have been correct. Important factors that could cause actual results to differ materially from such expectations include, without limitation, limitations on the availability of chassis on which the Company’s product is dependent, availability of raw materials, raw material cost increases, and severe interest rate increases. Furthermore, the Company can provide no assurance that such raw material cost increases can be passed on to its customers through implementation of price increases for the Company’s products. The forward-looking statements contained herein reflect the current views of the Company’s management with respect to future events and are subject to those factors and other risks, uncertainties, and assumptions relating to the operations, results of operations, cash flows, and financial position of the Company. The Company assumes no obligation to update the forward-looking statements or to update the reasons actual results could differ from those contemplated by such forward-looking statements.

CONTACT:

Supreme Industries, Inc.
Robert W. Wilson, 574-642-4888
President and Chief Operating Officer